Exhibit 99.1

                         HOME FEDERAL BANCORP ANNOUNCES
                            SECOND QUARTER EARNINGS
                            -----------------------

    COLUMBUS, Ind., July 25 /PRNewswire-FirstCall/ -- Home Federal Bancorp (the "Company") (Nasdaq: HOMF), the holding company of HomeFederal Bank of Columbus, Indiana (the "Bank"), today announced quarterly earnings of $1,540,000 or $0.40 diluted earnings per common share, for its second quarter ended June 30, 2006. This compared to earnings of $1,453,000, or $0.36 diluted earnings per common share, a year earlier. Year-to-date net income was $3,064,000 or $0.80 diluted earnings per common share, compared to $2,802,000, or $0.69 diluted earnings per common share, a year earlier. Net income increased 6.0% for the second quarter and 9.4% year to date. Diluted earnings per common share increased $0.04 per share or 11.1% for the second quarter and $0.11 per share or 15.9% year to date. Earnings growth for the year has been driven primarily by increases in investment advisor fees and deposit fees. Total loans increased $31.3 million for the quarter and $32.7 million year to date. Retail deposits increased $4.7 million for the quarter and $10.8 million for the year. Chairman and CEO John Keach, Jr. stated, "We are extremely pleased with the growth of our commercial lending portfolio of $28.3 million for the year. The expansion of our commercial lending presence in Indianapolis is beginning to show positive results with the majority of the growth occurring in this market at the end of the quarter."

    Executive Vice President and CFO Mark Gorski added, "It is encouraging to see growth in both loans and deposits for the quarter and the year."

    Balance Sheet

    Total assets were $863.1 million as of June 30, 2006, an increase of $12.3 million from December 31, 2005. Total loans increased $31.3 million for the quarter and $32.7 million year to date. Commercial and commercial real estate loans increased $28.3 million for the year with substantially all of the growth occurring late in the second quarter and originating in the Indianapolis market. In addition, home equity and second mortgage loan balances have grown $8.8 million year to date. These increases have been slightly offset by decreases in residential mortgage balances, which have decreased $5.6 million year to date.

    Total retail deposits increased $4.7 million for the quarter and $10.8 million year to date. The increase since December 31, 2005 in retail deposits is comprised of consumer certificates of deposit which increased $13.5 million and non-interest bearing checking accounts which increased $2.4 million partially offset by a decrease of $5.7 million in money market accounts. In addition to retail deposit growth, advances with the Federal Home Loan Bank increased $10.5 million year to date to fund loan growth. As customer preferences for deposits shift back toward interest bearing transaction accounts, the Company will pursue additional retail deposits during the second half of the year by offering promotional rates which are higher than current retail deposit costs, but still below alternative funding sources in an effort to positively impact net interest margin.

    As of June 30, 2006, shareholders' equity was $69.7 million. The return on average assets for the current year-to-date period was 0.73% annualized while the return on average equity was 8.51%.

    Net Interest Income

    Net interest income decreased $101,000 or 1.6% to $6,250,000 for the second quarter while year-to-date net interest income increased $156,000 or 1.3% to $12,577,000. Net interest margins improved 3 basis points for the quarter and 13 basis points year to date due primarily to changes in the mix of the balance sheet. Normally, as rates increase, you would expect the rate on interest bearing liabilities to increase more rapidly than the rate on interest earning assets. However, as the mix of interest earning assets and interest bearing liabilities has changed as indicated above, the yield on interest earning assets has increased 62 basis points compared to the first half of 2005 while the rate on interest bearing liabilities has increased 52 basis points.

    Asset Quality

    Provision for loan losses was $220,000 for the second quarter and $337,000 year to date -- both amounts represent increases over the prior year. Non-performing assets to total assets decreased to 0.52% at June 30, 2006 from 0.54% at December 31, 2005. Non-performing loans to total gross loans decreased to 0.62% at June 30, 2006 from 0.70% at December 31, 2005. As a result of loan growth during the second quarter, the ratio of the allowance for loan losses to total loans decreased to 1.03% at June 30, 2006 compared to 1.09% at December 31, 2005. In addition, the allowance for loan losses to non-performing loans is 165% at June 30, 2006 compared to 156% at December 31, 2005. The current non-performing asset ratios as of June 30, 2006 continue to be indicative of the historical quality of the loan portfolio.

    Other Income

    Other income increased $522,000 or 19.0% to $3,275,000 for the quarter and increased $636,000 or 11.8% year to date. The increase in other income was due primarily to increases in deposit service fee income and investment advisory fees. Total deposit fee income increased $502,000 or 44.2% for the quarter and $671,000 or 32.2% year to date due to the implementation of an enhanced overdraft privilege product along with an increased number of deposit accounts. Investment advisory fees increased $109,000 or 43.3% for the quarter and $209,000 or 41.2% year to date due to increased production in established markets along with brokerage production for a book of business acquired in the Greenwood market during the fourth quarter of 2005.

    Other Expenses

    Other expenses increased $249,000 or 3.7% to $7,052,000 for the quarter and increased $387,000 or 2.9% year to date. Compensation and employee benefits expense increased $458,000 or 12.8% for the quarter and $700,000 or 9.7% year to date due primarily to additional salary expense of the new commercial lenders in Indianapolis, additional commission costs associated with increased investment advisory service fees, normal annual salary increases and increased cost of employee benefits, particularly costs associated with the defined benefit pension plan. Total other operating expenses excluding compensation and employee benefits expenses, have decreased $209,000 for the quarter and $313,000 year to date due primarily to reduced data processing expenses resulting from renegotiated contracts and decreases in expenses related to other real estate properties owned in the prior year.

    Stock Repurchase Programs

    In April 2006, the Board of Directors approved the tenth repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 187,927 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Management believes that the purchase of these shares will help increase long term shareholder value by increasing earnings per share and return on equity. The Company repurchased 159,700 shares during the second quarter (22,437 shares remaining from the ninth stock repurchase and 137,263 related to the tenth repurchase as indicated above). The Company has 50,664 shares still remaining to be repurchased under this plan.

    Home Federal Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), which has been authorized by the Federal Reserve to engage in activities permissible for a financial holding company. HomeFederal Bank, its principal subsidiary, is an FDIC insured state chartered commercial bank. HomeFederal Bank was founded in 1908 and offers a wide range of consumer and commercial financial services through 19 branch offices in central and southeastern Indiana.

    Forward-Looking Statement

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Home Federal Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Company's ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Company's most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

HOME FEDERAL BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

                                                           June 30,      December 31,
                                                             2006            2005
                                                         ------------    ------------
Assets:
Cash and due from banks                                  $     35,502    $     53,736
Securities available for sale at fair value
(amortized cost $123,024 and $126,146)                        118,913         123,351
Securities held to maturity
(fair value $1,797 and $1,793)                                  1,788           1,806
Loans held for sale
(fair value $7,470 and $4,859)                                  7,362           4,795
Portfolio loans and leases:
  Commercial loans                                            127,060         105,357
  Commercial mortgage loans                                   213,692         207,144
  Residential mortgage loans                                  173,137         178,752
  Second & Home equity loans                                   96,729          87,893
  Other consumer loans                                         37,555          36,594
  Unearned income                                                 (70)           (299)
                                                         ------------    ------------
Total portfolio loans                                         648,103         615,441
Allowance for loan and lease losses                            (6,718)         (6,753)
                                                         ------------    ------------
Total portfolio loans and leases, net                         641,385         608,688

Bank premises and equipment                                    17,460          17,781
Accrued interest receivable                                     4,163           3,942
Goodwill                                                        1,695           1,695
Servicing rights                                                2,747           2,725
Other assets                                                   32,035          32,267
                                                         ------------    ------------
  TOTAL ASSETS                                           $    863,050    $    850,786
                                                         ============    ============

Liabilities:
Deposits:
    Demand                                               $     68,869    $     66,464
    Interest checking                                          83,167          82,991
    Savings                                                    46,415          46,014
    Money market                                              156,656         162,350
    Certificates                                              276,354         262,888
                                                         ------------    ------------
  Retail deposits                                             631,461         620,707
                                                         ------------    ------------
    Brokered deposits                                          22,354          22,557
    Public fund certificates                                    5,798          14,245
                                                         ------------    ------------
  Wholesale deposits                                           28,152          36,802
                                                         ------------    ------------
Total deposits                                                659,613         657,509
                                                         ------------    ------------
FHLB Borrowings                                                97,173          86,633
Short term borrowings                                              10             166
Long term debt                                                 14,242          14,242
Accrued taxes, interest and expense                             2,919           2,084
Other liabilities                                              19,426          17,114
                                                         ------------    ------------
  Total liabilities                                           793,383         777,748

Commitments and Contingencies

Shareholders' equity:
  No par preferred stock; Authorized: 2,000,000 shares
    Issued and outstanding: None
  No par common stock; Authorized: 15,000,000 shares
    Issued and outstanding: 3,681,577
     and 3,815,657                                             16,361          15,152
   Retained earnings, restricted                               55,997          59,723
 Accumulated other comprehensive income/(loss),
  net of taxes                                                 (2,691)         (1,837)
                                                         ------------    ------------
   Total shareholders' equity                                  69,667          73,038
                                                         ------------    ------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $    863,050    $    850,786
                                                         ============    ============

HOME FEDERAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)
(unaudited)

                                     Three Months Ended            Year to Date
                                          June 30,                   June 30,
                                 -------------------------   -------------------------
                                    2006           2005          2006         2005
                                 -----------   -----------   -----------   -----------
Interest income:
Short term investments           $       101   $       150   $       350   $       322
Securities                             1,177         1,184         2,341         2,290
Commercial loans                       2,218         1,735         4,184         3,316
Commercial mortgage loans              3,416         3,356         6,728         6,666
Residential mortgages                  2,736         2,692         5,420         5,373
Second and home equity loans           1,699         1,355         3,293         2,659
Other consumer loans                     667           670         1,327         1,289
                                 -----------   -----------   -----------   -----------
Total interest income                 12,014        11,142        23,643        21,915
                                 -----------   -----------   -----------   -----------

Interest expense:
Checking and savings accounts            233           121           442           245
Money market accounts                  1,178           404         2,128           783
Certificates of deposit                2,662         1,936         5,114         3,726
                                 -----------   -----------   -----------   -----------
  Total interest on retail
   deposits                            4,073         2,461         7,684         4,754
                                 -----------   -----------   -----------   -----------

Brokered deposits                        278           336           555           726
Public funds                              70           254           171           514
                                 -----------   -----------   -----------   -----------
  Total interest on wholesale
   deposits                              348           590           726         1,240
                                 -----------   -----------   -----------   -----------
 Total interest on deposits            4,421         3,051         8,410         5,994
                                 -----------   -----------   -----------   -----------

FHLB borrowings                        1,112         1,544         2,204         3,122
Short Term borrowings                      3            --             3            --
Long term debt                           228           196           449           378
                                 -----------   -----------   -----------   -----------
Total interest expense                 5,764         4,791        11,066         9,494
                                 -----------   -----------   -----------   -----------

Net interest income                    6,250         6,351        12,577        12,421
Provision for loan losses                220           112           337           258
                                 -----------   -----------   -----------   -----------
Net interest income after
 provision for loan losses             6,030         6,239        12,240        12,163
                                 -----------   -----------   -----------   -----------

Other income:
  Gain on sale of loans                  354           346           709           689
  Investment advisory services           361           252           716           507
  Service fees on deposit
   accounts                            1,638         1,136         2,752         2,081
  Loan servicing income,
   net of impairments                    341           163           776           651
  Miscellaneous                          581           856         1,087         1,476
                                 -----------   -----------   -----------   -----------
Total other income                     3,275         2,753         6,040         5,404
                                 -----------   -----------   -----------   -----------

Other expenses:
  Compensation and employee
   benefits                            4,029         3,571         7,934         7,234
  Occupancy and equipment                951           888         1,901         1,760
  Service bureau expense                 368           534           747         1,040
  Marketing                              374           354           712           606
  Miscellaneous                        1,330         1,456         2,460         2,727
                                 -----------   -----------   -----------   -----------
Total other expenses                   7,052         6,803        13,754        13,367
                                 -----------   -----------   -----------   -----------

Income before income taxes             2,253         2,189         4,526         4,200
Income tax provision                     713           736         1,462         1,398
                                 -----------   -----------   -----------   -----------
Net Income                       $     1,540   $     1,453   $     3,064   $     2,802
                                 ===========   ===========   ===========   ===========

Basic earnings per
 common share                    $      0.42   $      0.37   $      0.82   $      0.71
Diluted earnings per
 common share                    $      0.40   $      0.36   $      0.80   $      0.69
Basic weighted average
 number of shares                  3,705,844     3,928,089     3,754,082     3,968,509
Dilutive weighted average
 number of shares                  3,811,774     4,028,696     3,847,458     4,079,152
Dividends per share              $     0.200   $     0.188   $     0.388   $     0.375

Supplemental Data:
(unaudited)

                                            Three Months Ended               Year to Date
                                                 June 30,                      June 30,
                                        --------------------------    --------------------------
                                           2006           2005            2006          2005
                                        -----------    -----------    -----------    -----------
Weighted average interest rate earned
 on total interest-earning assets              6.31%          5.70%          6.21%          5.59%
Weighted average cost of total
 interest-bearing liabilities                  3.08%          2.48%          2.98%          2.46%
Interest rate spread during period             3.23%          3.21%          3.23%          3.12%

Net interest margin
(net interest income divided
 by average interest-earning assets
 on annualized basis)                          3.28%          3.25%          3.30%          3.17%
Total interest income divided
 by average total assets
(on annualized basis)                          5.68%          5.18%          5.60%          5.07%
Total interest expense divided by
 average total assets
(on annualized basis)                          2.73%          2.23%          2.64%          2.22%
Net interest income divided by
 average total assets
(on annualized basis)                          2.96%          2.95%          2.98%          2.88%

Return on assets (net income
 divided by average total assets
 on annualized basis)                          0.73%          0.68%          0.73%          0.65%
Return on equity (net income divided
 by average total equity
 on annualized basis)                          8.67%          7.76%          8.51%          7.40%

                                                   June 30,
                                         ----------------------------
                                             2006           2005
                                         ------------    ------------
Book value per share outstanding         $      18.92    $      19.10

Nonperforming Assets:
Loans: Non-accrual                       $      3,200    $      2,391
    Past due 90 days or more                      401             256
    Restructured                                  483             808
                                         ------------    ------------
Total nonperforming loans                       4,084           3,455
Real estate owned, net                            364             891
Other repossessed assets, net                       4              14
                                         ------------    ------------
Total Nonperforming Assets               $      4,452    $      4,360

Nonperforming assets divided
 by total assets                                 0.52%           0.51%
Nonperforming loans divided
 by total loans                                  0.62%           0.55%

Balance in Allowance for Loan Losses     $      6,718    $      6,847


SOURCE  Home Federal Bancorp
    -0-                             07/25/2006
    /CONTACT: John K. Keach, Jr., Chairman, Chief Executive Officer, +1-812-373-7816, Mark T. Gorski, Executive Vice President, Chief Financial Officer, +1-812-373-7379, both of Home Federal Bancorp/
    /Web site:  http://www.homf.com /
    (HOMF)